EXHIBIT 10.45

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is made and entered into as of the 16th day of May, 2003 by and between Unified Western Grocers, Inc., a California corporation (“Supplier”), and Smart & Final Oregon, Inc., an Oregon corporation (“Company”).

RECITALS

A.  In May 1998, Smart & Final Inc. (“SFI”) and United Grocers, Inc. (“United Grocers”) entered into an asset purchase agreement pursuant to which, among other things, SFI acquired certain stores and assets from United Grocers. In connection therewith, SFI and United Grocers also entered into a supply agreement (the “Original Supply Agreement”) dated as of May 15, 1998, pursuant to which United Grocers supplied various food products, dry goods and support services to SFI. Supplier, as the successor to United Grocers, has assumed and performed all of the obligations and duties, and obtained all of the benefits, of United Grocers under the Original Supply Agreement.

B.  The Original Supply Agreement expires by its terms on May 15, 2003, and Company and Supplier now desire to enter into a new supply agreement pursuant to which Supplier will continue to supply various food products, dry goods and support services to Company at certain of Company’s existing and future properties (the “Properties”) located in Northern California, Idaho, Oregon and Washington (the “Market Area”). The Company’s Properties that are subject to this Agreement are listed on Exhibit “A” attached hereto, as the same may from time to time be amended.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties agree as follows:

AGREEMENT

1.  Products.    Company will continue to use Supplier as its primary supplier of products (“Products”) for the Properties located in the Market Area; provided, however, that nothing herein shall prohibit Company from utilizing other suppliers for Properties located in Northern California or in locations outside the Market Area. Any new stores opened by Company in the Market Area shall automatically be added to Exhibit “A” and become subject to this Agreement. Regardless of the number of Properties operated by Company in the Market Area, the Company shall purchase from Supplier at least $** per each twelve (12) month period during the term of this Agreement, of which the greater of $**, or ** percent (**%), will be total meat purchases, and the greater of $**, or ** percent (**%), will be total produce purchases (the “Minimum Purchase Requirements”). Whether the Company is satisfying the Minimum Purchase Requirements shall be measured quarterly on a rolling four (4) quarters basis. Products purchased by Company shall be classified and attributed to categories in a fashion consistent with the custom and practices currently utilized by the Parties during the Original Supply Agreement. Company shall place orders for Products with Supplier by on-line transmission, according to existing schedules and protocols.

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2.  Service Levels.

a.  Supplier agrees that, during the term of this Agreement, the targeted Service Level for Ad Items ordered by Company hereunder will be maintained at one hundred percent (100%) and, for all other merchandise currently supplied by Supplier, at ninety-seven and one-half percent (97.5%) (herein the “Service Levels”). The average of these amounts shall be the “Required Service Level.”

b.  Supplier will provide Company, throughout the term of this Agreement, a weekly Service Level Reconciliation Report showing, with respect to all orders processed during that week, (a) the aggregate dollar amount, calculated by reference to “Supplier’s Defined Cost” for such Products determined in accordance with Exhibit “B” attached hereto, of the various orders of Product submitted by Company to Supplier during that week (the “Gross Order Amount”), (b) the total dollar amount (based upon “Supplier’s Defined Cost” as of the date of the corresponding orders) of all Products, during the agreed-upon pick-up or delivery windows, available for pick-up or delivery pursuant to orders submitted during that week (the “Actual Delivered Amount”), and (c) the total dollar amount reflected in the Gross Order Amount attributable to Products that have been discontinued, that were unauthorized, or that were unavailable or out-of-stock (including “vendor’s scratches,” vendor out-of-stock and vendor out-of-pack) (the “Order Reduction Amount”). As used herein, the “Service Level” for a given period shall be calculated as the relationship of (i) the Actual Delivered Amount to (ii) the Gross Ordered Amount less the Order Reduction Amount (which resulting difference is herein referred to as the “Net Ordered Amount”).

c.  In the event the Service Level calculated for any consecutive thirteen (13) week period within four (4) consecutive calendar quarters during the term hereof falls below the Required Service Level but remains above ninety three percent (93%) (a “Minor Service Level Breach”), then without prejudice to any other rights or remedies available to Company, Supplier shall pay to Company a penalty equal to four percent (4%) of Supplier’s Defined Cost of the Products constituting the Minor Service Level Breach shortfall as provided in Section 19 below.

d.  In the event that the Service Level, calculated for any thirteen (13) week period within four (4) consecutive calendar quarters during the term hereof, falls below ninety three percent (93%) (a “Major Service Level Breach”), then without prejudice to any other rights or remedies available to Company, Company at its option, may inform Supplier of Company’s intent to seek an alternative source of supply for Products and may, without prejudice to any other rights or remedies available to Company, and upon no less than thirty (30) days prior written notice to Supplier, terminate this Agreement; provided however, in the event that Company fails to give notice of its intent to terminate this Agreement within ninety (90) days after Company has notified Supplier that it believes a Major Service Level Breach has occurred, then Company’s right to terminate for such Major Service Level Breach will be deemed waived. Supplier shall provide Company with a copy of its Service Level Reconciliation Report each week promptly following the date that it has data available to prepare such report in the ordinary course of business, and also will provide Company with copies of its monthly, quarterly and annual compilations of the Service Level Reconciliation Reports promptly following the dates that it has the data available to prepare such reports in the ordinary course of business.

e.  Notwithstanding the foregoing provisions, Supplier will not be in breach hereof, and no Major or Minor Service Level Breach will be deemed to have occurred, if Supplier’s failure to maintain the requisite Service Level as provided herein is a result of (A) a material default by Company under this Agreement, (B) picketing or other labor disputes other than an Extended Labor Dispute as provided in Section 2.f., below, (C) an event of force majeure as described in Section 16 below, or (D) failure by Company to provide Supplier on a timely basis, as appropriate, the Ad/Display Requirements and/or the New Product Projections as contemplated by this Agreement. In the event Company purchases Products from sources other than Supplier because of Supplier’s inability to provide Products because of a labor dispute at supplier’s facilities, then such purchases shall be considered purchases by Company for purposes of satisfying Company’s minimum purchase requirements as set forth in section 1 of this Agreement.

f.  Notwithstanding Section 2.e. above, in the event there exists picketing or other forms of labor dispute at Supplier’s facility or facilities that causes Supplier to be unable to achieve a ninety-three percent (93%) Service Level during any measurement period, and such condition shall continue for a period in excess of thirty (30) days, then Company may provide written notice to Supplier of Company’s intent to terminate this Agreement. Company shall have the right to terminate this Agreement thirty (30) days after delivery of the notice, provided that the right to terminate pursuant to this Section shall not be effective if (i) the Extended Labor Dispute ceases within such notice period or (ii) Supplier is able to restore and maintain a ninety-three percent (93%) Service Level within the notice period.

g.  Each Party agrees to notify the other party promptly if it disputes the action of the other Party with respect to an actual or alleged Major or Minor Service Level Breach. The parties agree to use their best efforts to resolve any disputes through good faith negotiation within fifteen (15) days of such notice. If any such dispute is not so resolved within said fifteen (15) day period, the parties shall submit the dispute to binding arbitration as provided in Section 28. Notwithstanding the foregoing, Supplier agrees that, during the period following notice of a termination because of a Major Service Level Breach until the termination date, it will continue to service Company’s special order requirements at current levels of service. Supplier also shall continue to order, and Supplier shall continue to warehouse, all Products including, but not limited to, retail dry grocery, produce, fresh and smoked meats, deli and frozen meats and foods, on such basis as Supplier, in its discretion, determines is reasonably necessary to satisfy its obligations hereunder.

3.  Pricing/Service Fee/Transportation.

a.  Supplier’s invoice prices shall reflect “Supplier’s Defined Cost” for Products as of the date of invoice as determined in accordance with Exhibit “B” attached hereto.

b.  Company shall pay Supplier a service fee (“Service Fee”) equal to an applicable percentage for all orders invoiced during each week. The applicable percentage shall be based upon purchase levels during the applicable period, as set forth in the Service Fee Schedule attached hereto as Exhibit “C.” The applicable Service Fee percentage shall be recalculated on a quarterly basis starting with the quarter ending June 30, 2003, and shall apply to the next quarter based upon the actual purchases in the immediately preceding four (4)

quarters. Within ten (10) days after the end of each quarter, or sooner if the data is available to determine the appropriate Service Fee, Supplier shall notify Company of the applicable Service Fee to be in effect for the then current quarter. During the period from May 16, 2003 through June 30, 2003, the Service Fee will be determined based upon the rolling twelve (12) month volume of orders during the period ended March 31, 2003. Company shall pay the applicable Service Fee to Supplier in accordance with the payment terms described in Section 9. The Service Fee shall not include any charges for transportation activities.

c.  Supplier shall invoice Company separately for all transportation services provided by Supplier to Company during the term of this Agreement. Supplier shall charge Company for transportation services provided to Company at a rate equal to the lowest published rate including fuel surcharges, if any, Supplier makes available to its other customers from its Milwaukie, Oregon distribution center. The parties agree that Company shall be responsible for all deliveries to all Properties in the State of Washington. Notwithstanding the foregoing, Company shall have the option to utilize third party carriers for any and all deliveries, and in such event, at the request of Company, Supplier shall manage the services of such third party carriers in a manner which ensures the efficient and effective utilization of such third party carriers at no additional cost to Company.

d.  During the term of this Agreement, Supplier shall pay to Company an annual transportation allowance for shipments to Company’s District 17/Northern California marketing region. Such transportation allowance shall be calculated in monthly installments of $**, shall be paid quarterly, and shall not exceed $** in any contract year. Such transportation allowance shall not be due if and when Company ceases utilizing Supplier’s transportation services to Company’s District 17/Northern California marketing region or shall be proportionately reduced if utilization of Supplier’s transportation services is reduced below the services provided as of March 31, 2003.

4.  Services.    Supplier shall continue to provide to Company all of the services listed on Exhibit “D” attached hereto for the amounts set forth therein (the “Optional Services”), and shall continue to provide other services provided as of the expiration date of the Original Supply Agreement without reduction in level of service for no additional cost to Company. Supplier shall have the option to provide the Optional Services with its own employees or by third parties. The parties acknowledge that no payments shall be due with respect to any of the Optional Services not utilized by Company. Supplier agrees to coordinate all of the services provided to Company and to use reasonable efforts to adjust or revise such services to conform to Company’s reporting and accounting cycles, customs, practices, controls and policies. As soon as reasonably practicable after execution of this Agreement, Company and Supplier will meet to determine what, if any, changes to information systems are necessary to improve the reporting and operational information provided Company, and the cost of same. The parties will share the mutually agreed cost of such common information systems project designed to improve the parties mutual systems, and will commence work on such project at the earliest mutually convenient time. To the extent that Company requests any new or additional services or any conforming adjustments or revisions beyond either those historic levels of service or the currently existing levels (herein, a “Supplementary Service”), then the parties shall negotiate in good faith and first agree on the amount of consideration to be paid to Supplier to provide such Supplementary Service. If the parties, despite their best efforts and good faith

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negotiation, are unable to agree upon the amount of consideration to be paid for the Supplementary Service, then the parties will attempt to resolve the matter by a formal non-binding mediation with an independent neutral mediator selected to by the parties. If following such mediation, the parties remain unable to agree upon the consideration to be paid for the Supplementary Service, then Supplier shall have no obligation to provide the Supplementary Service, and Company shall be free to contract with such third party or parties as Company, in its discretion, may determine to provide same; provided, however, that if Company engages a third party to provide such Supplementary Service, and, by either convenience or necessity, such third party complementarily thereto provides services that comprise part of the services, then and to the extent of Supplier’s resulting avoided costs in providing the services other than the Optional Services (but only if such avoided costs in each instance exceed $10,000), Company shall receive an appropriate credit against amounts otherwise payable to Supplier hereunder in an amount of Supplier’s cost in providing the service. It is agreed that Company will be the sole and exclusive employer of employees at the Properties (“Company Employees”) and that by providing human resource services to Company, Supplier will not become an employer or a joint employer of any Company Employee. Nothing in this Agreement is intended to create a “joint employer” relationship between Company and Supplier. During the term of this Agreement, representatives of Supplier shall meet quarterly with representatives of Company to ensure coordination of the services provided by Supplier to Company pursuant to the terms of this Agreement. In addition, Company shall have the right at Company’s expense and upon reasonable notice to audit Supplier’s books and records for the purpose of verifying costs and payment hereunder and Supplier shall provide Company and its representatives with access to such of Supplier’s systems, data, accounts, procedures, controls and personnel, and shall provide copies of such of Supplier’s reports, agreements, statements and other documents generated by, prepared for, or delivered to Supplier in connection with the Products and services provided by Supplier to Company under this Agreement for the limited and exclusive purpose of verifying amounts payable under Sections 3 and 4.

5.  Delivery.    Supplier will deliver Products in accordance with the Delivery Schedule in effect on the date hereof and attached hereto as Exhibit “E,” as amended from time to time. In addition, from and after the date hereof, Company and Supplier will confer and agree to delivery time windows consistent with those used in calculating the Service Levels. Such delivery time windows and delivery frequencies shall be established to accommodate, to the maximum extent possible, both the ongoing need of Supplier to maximize operating/distribution efficiencies and Company’s on-going desire to maintain optimal operations, with due consideration to the special requirements with respect to delivery of fresh produce and delivery to small sales volume stores. To the extent consistent with these parameters, the parties will endeavor to establish delivery schedules as will enable Supplier, to the maximum extent practicable, to deliver Products on the basis of full truck, combination loads. So long as Supplier receives reasonably sufficient lead time from the time that Company submits its order, Company reserves the right to cancel all or a portion of Products that are not delivered on the date or to the delivery location specified in the order. Any detention, storage, or delayed transportation charges levied against Company by reason of the actions or omissions of Supplier, its agents, employees, subcontractors or carriers (other than such actions or omissions taken at the direction or with the approval or acquiescence of Company, or actions or omissions caused in whole or in part by an event of force majeure) shall at Company’s option be billed back to Supplier. Additional deliveries requested or created through actions or omission of Company, its agents, employees or subcontractors shall create additional charges equal to the rates used in the calculation of freight for Company merchandise. Supplier agrees to remain liable for all damaged or non-conforming Products in accordance with normal return and credit policies practiced by Supplier. Delivery at new stores opened over the term of this Agreement will be at schedules that are consistent with those historically provided for existing stores.

6.  Title and Risk of Loss.    Title to the Products shall remain with Supplier until Supplier’s tender of delivery thereof at Company’s designated delivery location of the Products. Risk of loss shall pass to Company upon tender of delivery at Company’s designated delivery location. Notwithstanding the foregoing, if Company (or Supplier acting as Company’s agent) engages a third party carrier to transport Products, title and risk of loss shall pass to Company upon delivery of the Products to Company’s carrier.

7.  Term.    The term of this Agreement shall become effective upon signature by both parties and shall continue in effect until November 30, 2005. The terms and conditions of this Agreement shall become effective on May 18, 2003; until then all terms and conditions of the Original Supply Agreement shall remain in force and effect. Provided that Company is not then in default under this Agreement, Company shall have two (2) successive one-year options to extend the term of this Agreement upon the same terms and conditions set forth herein, except that Service Fees shall increase by 25 basis points during the first option period, and shall increase by an additional 25 basis points during the second option period. To be effective, each option must be exercised by written notice to Supplier at least six (6) months prior to the expiration of the initial term or the extended term, as applicable. The first extended term shall commence on December 1, 2005 and continue until November 30, 2006, and the second extended term shall commence on December 1, 2006 and continue to November 30, 2007.

8.  Authority.    The relationship created between the parties by this Agreement is solely that of seller of products and provider of services and buyer of products and recipient of services, respectively.

9.  Payment Terms.    Supplier shall deliver invoices to Company promptly upon each shipment of Products F.O.B. Supplier’s point of distribution, on Supplier’s standard invoices. Company shall pay for Products purchased pursuant to this Agreement by electronic funds transfer within ten (10) days after delivery pursuant to the methodology and procedures in place as of the expiration date of the Original Supply Agreement. Company shall have the right to collect all applicable vendor allowances and rebates directly from its vendors without adjustment by Supplier, provided that Supplier, solely at the direction of Company, shall be entitled to offset all vendor allowances owed to Company against vendor invoices, or, at Company’s option exercised with seven (7) days notice to Supplier, may pay such sums to Company and collect the amounts directly from vendors. In the event Supplier prepays items to or for the benefit of Company, Company will indemnify Supplier against nonpayment by such vendors unless Supplier’s actions are the cause of such nonpayment by the vendor. Upon ten (10) days prior notice to Supplier, Company may set off against any amounts owing under any invoices the amount of any unpaid liquidated damages then due under Section 18 below; during said ten (10) day period, Company shall confer with Supplier to discuss the proposed set-off, the basis for same, and Company and Supplier shall endeavor during that ten (10) day period to resolve any differences with respect thereto.

10.  Insurance.    Supplier shall maintain or cause to be maintained a policy of comprehensive general liability insurance (including a broad form of vendor’s endorsement) naming Company as an additional insured and additional loss payee for personal injury and property damage coverage, with limits of liability of not less than a combined single limit of Three Million Dollars ($3,000,000). In addition, Supplier shall (if transporting shipments from Company’s warehouses or distribution centers), maintain automobile liability insurance, including non-owned and hired, with limits of not less than that required, above, for commercial general public liability coverage and shall maintain a policy of statutory workers’ compensation insurance on its agents, employees and contractors who enter upon Company’s premises in accordance with the laws of the states in which such premises are located. All insurance required shall be underwritten by a duly licensed, financially responsible insurance carrier with a Best’s rating of not less than “B+” and shall be evidenced by Certificates of Insurance naming Company as an additional insured and additional loss payee, which Supplier shall promptly provide to Company confirming that the insurance required has been obtained and is in full force and effect, and requiring that Company be given at least thirty (30) days notice prior to any cancellation. Anything herein to the contrary notwithstanding, Supplier may provide the insurance coverages required pursuant to this Section from any insurance company affiliated with the Supplier with the written consent of Company, such consent not to be unreasonably withheld.

11.  Indemnity.    Each party (the “indemnitor”) agrees fully and forever to indemnify, defend and hold harmless the other party (the “indemnitee”) from and against any and all claims, demands, damages, losses, liabilities, actions, causes of actions, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys’ fees) arising out of, relating to, or connected with, (i) any act or omission of the indemnitor taken (or omitted) in connection with indemnitor’s performance under this Agreement, (ii) any breach of any covenant or obligation on the part of indemnitor to be paid, performed or observed hereunder, or (iii) any breach of any warranty or representation made or given by indemnitor hereunder. Nothing in the preceding sentences gives Company any right or claim against Supplier arising out of, relating to, or connected with Supplier’s performance or failure to perform any human resource administrative service or any human resource Supplementary Service at the direction of the Company under Section 4 above. In addition, Company shall similarly indemnify, defend and hold Supplier harmless from and against any demand, claim, suit, action, loss, damage, liability, judgment, costs and expenses (including litigation costs and reasonable attorneys’ fees) arising out of, relating to, or connected with Supplier’s performance or failure to perform any Basic Service or Supplementary Service. Nothing herein is in any way intended to abrogate or otherwise affect any right of Company to seek indemnity from Supplier for any product liability with respect to Products sold by Supplier to Company, whether such right arises at common law, by statute or otherwise.

12.  Compliance.    Supplier warrants only that the Products, when tendered for delivery, will conform to such quantity and other specifications as may be set forth on the corresponding order submitted by Company, and that such Products are merchantable, as such term is used and understood under the Oregon Uniform Commercial Code (ORS 72.3140) and similar statutes in other states where Products will be sold. In addition, Supplier shall assign to Company, to the extent assignable, all warranty rights Supplier may have from any vendor and/or manufacturer with respect to any Products sold to Company hereunder. In all other respects, as to the Products sold or to be sold hereunder, SUPPLIER MAKES NO OTHER WARRANTY OR REPRESENTATION OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

13.  Office Space.    Supplier has agreed and shall provide Company during the term of this Agreement with the previously negotiated new office space in Supplier’s Portland facility. In the event that Company requires additional space in the future, it will be provided if such space is reasonably available, provided that the cost of any tenant improvements shall be borne by Company. In connection with the rental of such space, Company shall bear responsibility for all telephone costs, and Supplier shall bear responsibility for all electricity or other non-telephone utility charges attributable to such office space. In occupying such office space, Company shall comply with all applicable laws (including, without limitation, employment laws and laws governing the procurement of worker’s compensation insurance with respect to those of Company’s employees who will be working in and/or occupying such office space), and shall maintain such types and levels insurance as is consistent with sound business practice.

14.  Distribution Center.    During the term of this Agreement, Supplier shall continue to provide warehouse slots for shipping and delivery of Products purchased pursuant to the terms of this Agreement at Supplier’s distribution center located at 6433 S.E. Lake Road, in Milwaukie, Oregon. Supplier will provide the following minimum slots based upon the terms of this Agreement:

Types	Current	Future Needs
Grocery/Repack	1,300	1,600
Frozen Meat	300	350
Frozen Food	400	500
Deli Meat/Cheese/Dairy	375	450
Produce	103	150
Fresh Meat	22	35
Total:	2,500	3,085

Company and Supplier will meet as soon as is reasonably practicable to achieve mutually satisfactory timing for future slot needs, and to adopt a reasonable policy for removing discontinued items. Supplier agrees to provide additional warehouse slots for shipping and delivery of Products purchased pursuant to the terms of this Agreement in numbers and at charges to be agreed upon by Supplier and Company.

Notwithstanding the foregoing, Supplier, in its sole discretion, may elect to provide the warehouse services contemplated by this Agreement at facilities other than the Milwaukie facility referenced above. In the event Supplier relocates any or all of its distribution activities, there shall be no diminution in the level or extent of services contemplated by this Agreement. In addition, in the event of a relocation, Supplier shall charge Company transportation fees as though Supplier continued to maintain a facility in Milwaukie, and will hold Company harmless from any increase in third party transportation fees occasioned by such relocation.

15.  Reporting.    During the term of this Agreement, Company shall continue to have access to all of Supplier’s information and systems as currently in effect, and Supplier shall timely provide Company with copies of all reports required by this Agreement and described in Exhibit “F” attached hereto. In addition, Supplier’s accounting group will meet monthly with designated Company representatives to review monthly financial statements and to provide to and review with Company copies of all financial reports now or hereafter made available to third parties, including shareholders and lenders. Company shall receive all such reports subject to the confidentiality provisions of Section 31 below.

16.  Force Majeure.    Neither party shall be deemed to be in default hereunder (except in respect of payment obligations) by reason of its delay in performance of, or failure to perform, any of its obligations hereunder if such delay or failure is caused by strikes or other labor disturbances, riots or other civil disturbances, fire, accident, flood, interference by civil or military authorities, shortages of labor, raw material, power, fuel, water, means of containers or transportation facilities or common lack of other necessities, plant or traffic disturbances, delays in transportation, failure of suppliers, compliance with any law, rule, regulation or governmental order that (x) becomes effective after the date hereof and (y) is binding on the party whose performance is affected thereby, and compliance therewith by such party is not voluntary or optional, the establishment by producers or manufacturers of Products of allocations or restrictions on quantities of Products available to a party (in which case performance will be excused only to the extent of amounts in excess of the other party’s fair allocable share); and/or any other circumstances beyond its reasonable control. If deliveries are delayed for more than three (3) days due to any of these circumstances, then either party shall be free to cancel the undelivered portion of any order in question without incurring any liability towards the other party.

17.  Default; Termination.

a.  Supplier shall be in default under this Agreement if any of the following events (“Events of Default”) shall occur:

i.  If Supplier breaches any material provision or condition of this Agreement;

ii.  The filing of a petition by or against Supplier (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Supplier’s property, or (4) for the reorganization or modification of Supplier’s capital structure; however, if such a petition is filed against Supplier, then such filing shall not be an Event of Default unless Supplier fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof;

iii.  If Supplier defaults under any loan agreement with its lenders, and such default remains uncured for sixty (60) days; or

iv.  If vendors representing ten percent (10%) or more of Company’s purchasing volume refuse to supply Supplier for any reason.

If an Event of Default occurs and is not cured by Supplier within thirty (30) days after receipt of written notice from Company to cure such breach, then, in addition to any other right or remedy Company may have under this Agreement, Company shall have the right to terminate this Agreement.

b.  Company shall be in default (a “Company Event of Default”) if Company breaches any material provision or condition of this Agreement. If a Company Event of Default occurs and is not cured by Company within thirty (30) days after receipt of written notice from Supplier, then in addition to any other right or remedy which Supplier may have under this Agreement, Supplier shall have the right to terminate this Agreement. In the event Company shall be in default of a payment due Supplier, and such payment default is not the result of a good faith dispute between Company and Supplier and Company has deposited the disputed amount in an escrow pending resolution of the dispute in the manner set forth in this Agreement, then Supplier shall be under no obligation to supply Products or services for so long as the payment default remains uncured and/or the dispute remains unresolved.

c.  Notwithstanding paragraphs (a) and (b) above, in the event of termination of this Agreement prior to the end of the stated term, either party (so long as such party is not then in default under this Agreement as described in this Section 17) may require the other party to continue to honor the terms of this Agreement for up to six (6) additional months to allow Company and Supplier to effect an efficient transition.

d.  Upon the expiration or termination of this Agreement, Company shall at its own cost (i) promptly return to Supplier all advertising material and all other information received from Supplier, (ii) promptly cease to engage in advertising or promotional activities concerning the Products, and (iii) promptly cease to represent, in any manner, that Company has been designated by Supplier to sell or promote the Products.

e.  Upon the expiration or termination of this Agreement for any reason, Company agrees to purchase all remaining Unique Inventory then in date and in the hands of Supplier at Supplier’s Defined Cost for such Products. As used herein a Product shall be considered “Unique Inventory” if at least 80% of the total sales of such Product in the immediately preceding quarter shall have been to Company. Supplier’s rights under this paragraph shall be limited to one normal historical inventory turn of such items, except that Company shall be obligated to purchase all inventory of Company’s private label Products.

18.  Special Provisions.

a.  Company shall provide notice to Supplier of Company’s ad/display quantity requirements (“Ad/Display Requirements”) no later than twenty-one (21) days prior to shipment thereof as called for in the corresponding purchase order. In addition, Company shall provide notice to Supplier of Company’s projections, twenty-one (21) days prior to shipment thereof, for demand of any new Products (“New Product Projections”). Failure to so provide the Ad/Display Requirements or New Product Projections shall operate to excuse Supplier from liability or any other consequence called for hereunder (and shall not be taken into account in calculating the Service Level or otherwise in determining whether a Service Level Breach or a Major Service Level Breach has occurred) to the extent the actual Ad/Display quantity or New Product requirements with respect to which prior notice was not timely provided to Supplier exceed Company’s normal quantity requirements with respect to the same Products.

b.  In the event that Company discontinues to offer for sale (or otherwise substantially reduces its projected demand for) a unique Product sold by Supplier exclusively to Company and with respect to which Supplier has or maintains inventory, then Company shall promptly so notify Supplier, and Company shall thereupon purchase and accept delivery all such inventory (or, in the case of a reduced projected demand, all excess inventory) from Supplier over a reasonable period of time.

c.  Supplier shall have full control and authority over all procurement responsibilities involved in connection with Supplier’s performance hereunder, including the procurement of all inventory of Products for ultimate resale to Company pursuant to this Agreement, and Supplier shall employ, and shall have and enjoy all rights and authority (and obligations) of an employer with respect to all procurement personnel (including all rights with respect to compensation, discipline and termination of such personnel). Supplier shall confer with Company with respect to the selection and compensation of procurement personnel involved in servicing Supplier’s obligations hereunder, and shall, if so requested by Company, furnish to Company relevant information in the possession of Supplier relating to the qualifications and background of any applicant for such a procurement position with Supplier (subject, however, to the privacy rights of such applicant).

d.  Supplier shall be entitled to perform its obligations to Company under this Agreement through the use of distribution centers in addition to Supplier’s Distribution Center Warehouse in Portland, Oregon, provided that the use of such additional distribution centers is at no additional cost (including transportation costs) to Company, and provided further that there is no reduction in Service Levels, delivery schedules, timing of services, quality of services or Products, or other performance criteria under this Agreement.

e.  Supplier and Company agree that nothing contained in this Agreement is intended to or shall affect the existing standard operating practices of the parties, and that such standard operating practices shall continue throughout the term of this Agreement, as they may be amended from time to time.

19.  Liquidated Damages for Breach of Service Level Obligations.    NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IF, DURING ANY CALENDAR QUARTER THROUGHOUT THE TERM OF THIS AGREEMENT, SUPPLIER COMMITS A SERVICE LEVEL BREACH, THEN COMPANY SHALL BE ENTITLED TO RECEIVE FROM SUPPLIER AS LIQUIDATED DAMAGES AN AMOUNT EQUAL TO 4% MULTIPLIED BY THE EXCESS, IF ANY, OF (A) THAT AMOUNT THAT WOULD HAVE BEEN THE ACTUAL DELIVERED AMOUNT DURING THAT QUARTER HAD THE MINIMUM SERVICE LEVELS BEEN ACHIEVED, OVER (B) THE ACTUAL DELIVERED AMOUNT FOR THAT CALENDAR QUARTER, WHICH RESULTING AMOUNT SHALL BE CALCULATED BASED ON A BLENDED

RATE FOR AD ITEMS AND ALL OTHER MERCHANDISE. THE PARTIES AGREE THAT THE COMPANY’S ACTUAL DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IF SUPPLIER BREACHES SUCH OBLIGATION, AND THAT SUCH SUM IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES COMPANY WOULD SUFFER. THIS SUM SHALL BE THE AMOUNT THAT THE COMPANY IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES WITH RESPECT TO A SERVICE LEVEL BREACH (EXCEPT FOR THE RIGHT TO TERMINATE FOR A MAJOR SERVICE LEVEL BREACH), AND SHALL BE COMPANY’S SOLE REMEDY FOR A SERVICE LEVEL BREACH, BUT SHALL NOT LIMIT IN ANY WAY WHATSOEVER ANY RIGHTS OR REMEDIES COMPANY MAY HAVE WITH RESPECT TO A BREACH OF ANY OTHER OBLIGATION OF SUPPLIER UNDER THIS AGREEMENT. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES’ PROVISION BY SEPARATELY INITIALING THIS SECTION.

Supplier:	/s/ AAP	Company:	/s/ RR

The Liquidated Damages provisions in this Agreement relate only to Service Level Breaches arising under Section 2, and do not apply to any of the obligations described in Section 4 of this Agreement.

20.  Notices.    Whenever the service or the giving of any document or consent by or on behalf of any party hereto upon any other party is herein provided for, or becomes necessary or convenient under the provisions of this Agreement or any document related hereto, a valid and efficient service of such document shall be effected by delivering the same in writing to such party in person, by Federal Express or other reputable courier, by facsimile, or by sending the same by registered or certified mail, return receipt requested, and shall be deemed received upon personal delivery if delivered personally, by Federal Express or other reputable courier or by facsimile, or four (4) business days after deposit in the mail in the United States, postage prepaid, addressed to the person to receive such notice or communication at the following address:

If to Supplier:	Unified Western Grocers, Inc. 5200 Sheila Street Commerce, CA 90040 Attention: Robert M. Ling, Jr. Phone: (323) 264-5200 Fax: (323) 265-3716

If to Company:	Smart & Final Oregon Inc. 600 Citadel Drive Commerce, CA 90040 Attn: Donald G. Alvarado Phone: (323) 869-7697 Fax: (323) 869-7862

Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

21.  Entire Agreement.    This Agreement, and the Exhibits attached hereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

22.  Amendment and Modification.    No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

23.  Headings.    The headings of this Agreement are included for purposes of reference and convenience only, and shall not define, construe or limit the meaning of any provision of this Agreement.

24.  Assignment.    Neither party shall transfer, assign or delegate (other than ordinary subcontracting incidental and customary to such party’s performance hereunder, and other than the assignment of accounts arising with respect to the sale of Products or the performance of services hereunder as collateral to a bank or other lender as security for a loan) its rights or duties hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Without Company’s prior consent, Supplier shall be entitled to assign its rights and delegate its duties under this Agreement to any entity which acquires all or a major portion of the business or operating assets of Supplier, provided that any such assignee expressly assumes Supplier’s duties and obligations under this Agreement and that the net worth of such assignee equals or exceeds the net worth of Supplier as of the closing date of the transaction contemplated by the purchase agreement. Without Supplier’s prior consent, Company shall be entitled to assign its rights and delegate its duties under this Agreement to any entity which controls, is controlled by, or is under common control with Company.

25.  Governing Law; Venue.    The validity, construction and interpretation of this Agreement shall be governed by the internal laws of the State of California applicable to contracts made and to be performed wholly within that state.

26.  Third Parties.    Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

27.  Expenses; Attorneys’ Fees.    Each party shall bear the expenses (including, without limitation, attorneys’ fees) incurred by it in connection with the negotiation, execution and delivery of this Agreement and the agreements contemplated by this Agreement. In the event any party takes legal action (including arbitration or mediation) to enforce any of the terms of this Agreement, the party who is determined to be the prevailing party shall be entitled to recover its reasonable expenses, including attorneys’ fees for pretrial investigation, at trial, and on appeal, incurred in such action.

28.  Mediation; Arbitration.    The parties already have executed an agreement releasing each other from any and all claims arising under the Original Supply Agreement. Any dispute claim or controversy, including Service Level disputes, concerning, arising out of, or relating to this Agreement (including, without limitation, any such dispute, claim or controversy concerning, arising out of, or relating to the making, performance or interpretation hereof) shall first be mediated by the parties. If the dispute, claim or controversy is not settled by way of mediation, then the parties shall submit the same to binding arbitration in Los Angeles, California, in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association, and judgment or decree on the arbitration award or the decision of the arbitrator(s) may be entered in any court of competent jurisdiction. The arbitrator(s) may award damages, interest, attorneys’ fees and litigation costs, and/or permanent injunctive relief, but in no event shall the arbitrator have the authority to award punitive or exemplary damages. The prevailing party, as determined by the arbitrator(s), shall be entitled to recover all of its reasonable litigation fees and costs. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with this Section. If proper notice of any hearing has been given, the arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. THE PARTIES UNDERSTAND, ACKNOWLEDGE AND AGREE THAT THEY ARE HEREBY WAIVING THEIR RESPECTIVE RIGHT TO A JURY TRIAL BY AGREEING TO SUBMIT ANY AND ALL DISPUTES TO FINAL AND BINDING ARBITRATION.

29.  Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

30.  Severable Provisions.    If any of the provisions of this Agreement are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to be the extent enforceable, shall nevertheless be binding and enforceable.

31.  Confidentiality.    Each of Company and Supplier (as appropriate, the “promisor”) agrees to and will cause its respective authorized agents, representatives, affiliates, employees, officers, directors, accountants, counsel and other designated representatives (collectively, “Representatives”) to (i) treat and hold as confidential (and not disclose or provide access to any person to) all records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party (the “promisee”) in the promisor’s possession or furnished by the promisee or its Representatives pursuant to this Agreement, (ii) in the event that promisor or its Representatives become legally compelled to disclose any such Information, provide the promisee with prompt written notice of such requirement so that the promisee may seek a protective order or other remedy or waive compliance with this Section 31, and (iii) in the event that such protective order or other remedy is not obtained, or the promisee waives compliance with this Section 31, furnish only that portion of such Information which is legally required to be provided and exercise promisor’s best efforts to obtain assurances that confidential treatment will be accorded such Information; provided, however, that this sentence shall not apply to any Information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such party or its Representatives; and provided further, however, that the provisions of clauses (i) and (ii) above shall not preclude a party from disclosing Information to its Representatives or to its lenders or their Representatives (provided that each such Representative shall be advised of the confidential nature of such Information) or from disclosing Information to or filing Information within any governmental authority or agency with jurisdiction over such party. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 31 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of monetary damages. The provisions of this Section 31 shall not apply to the extent any such Information is required to be disclosed by applicable law.

32.  Use of Name.    The parties acknowledge that during the term of this Agreement, Company shall have the right and license, for no additional consideration, to use the name “United Grocers Cash & Carry” in connection with the Properties and business which are the subject of this Agreement.

33.  Noncompetition.    Supplier agrees that during the term of this Agreement, provided Company is not in default of this Agreement, Supplier will not own or operate any stores or food service businesses in Northern California, Idaho, Oregon or Washington that are similar to Company’s Properties listed on Exhibit “A” attached hereto (and any additional such Properties opened by Company after the date hereof) and which are or may be competitive with Company’s Properties. In addition, in these same areas Supplier will not supply Restaurant Depo/Jetro so long as Company has satisfied its Minimum Purchase Requirements under this Agreement.

The parties have executed this Agreement as of the date and year first above written.

UNIFIED WESTERN GROCERS, INC. a California corporation (“Supplier”)

By:	/s/ ALFRED PLAMANN
Its: CEO

SMART & FINAL OREGON INC. an Oregon corporation (“Company”)

By:	/s/ ROSS E. ROEDER
Its: CEO

EXHIBITS

A.	List of Stores Subject to Agreement

B.	Definition of Supplier’s Defined Cost

C.	Service Fee Schedule

D.	List of Services for Which Charges Will be imposed

E.	Delivery Schedule

F.	List of Reports to be Provided by Supplier

EXHIBIT A

CASH & CARRY ADDRESSES

April 11, 2003

C&C #533—PORTLAND 731 SE STEPHENS ST. PORTLAND, OR 97214 (503) 232-9840 OFFICE (503) 239-5048 FAX (503) 232-7157	C&C #537—DELTA PARK 910 N HAYDEN MEADOWS DR. PORTLAND, OR 97217 (503) 289-3120 OFFICE (503)286-2574 FAX (503) 289-1022 (360) 690-8526

C&C #532—SALEM 1355 SALEM IND. DR NE SALEM, OR 97303 (503) 364-7314 OFFICE (503) 375-9418 FAX (503) 363-5731	C&C #538—COOS BAY 751 S 2ND ST. COOS BAY, OR 97420 (541) 269-1321 OFFICE (541) 267-3450 FAX (541) 267-2714

C&C #533—EUGENE 4214 W FIFTH AVE. EUGENE, OR 97402 (541) 343-8266 OFFICE (541) 485-0359 FAX (541) 344-4042	C&C #539—PENDLETON 4228 WESTGATE PENDLETON, OR 97801 (541)276-1678 OFFICE (541)276-9033 FAX (541)276-7180

C&C #534—MEDFORD 2033 CARDINAL AVE. MEDFORD, OR 97504 BILL HALL – MGR (541) 773-8799 OFFICE (541) 734-4657 FAX (541) 773-9849	C&C #540—ALOHA 3950 SW 170TH & TV HWY ALOHA, OR 97007 (503) 649-2111 OFFICE (503) 649-1759 FAX (503) 649-4903

C&C #535—WARRENTON 595 SE ALTERNATE HWY 101 WARRENTON, OR 97146 (503) 861-3938 OFFICE (503) 861-1557 FAX (503) 861-2812	C&C #541—NEWPORT 101156 NE 7TH NEWPORT, OR 97365 (541) 265-8644 OFFICE (541) 265-8634 FAX (541) 265-7571

C&C #536—GRESHAM 2521 NW DIVISION ST. GRESHAM, OR 97030 (503) 667-6373 OFFICE (503) 665-5908 FAX (503) 666-6868	C&C #542—KELSO 2303 TALLEY WAY KELSO, WA 98626 (360) 636-4620 OFFICE (360) 423-1653 FAX (360) 425-7090

C&C #543—BEND 63229 NELS ANDERSON RD BEND, OR 97701 (541) 389-6332 OFFICE (541) 389-6909 FAX (541) 389-4113	C&C #549—N. SEATTLE 13102 STONE AVE NORTH SEATTLE, WA 98133 (206) 364-1737 OFFICE (206) 367-4126 FAX (206) 364-1733

C&C #544—THE DALLES 1820 W 2ND ST. THE DALLES, OR 97058 (541) 296-5909 OFFICE (541) 296-3156 FAX (541) 296-2265	C&C #550—TACOMA 6208 TACOMA MALL BLVD TACOMA, WA 98409 (253) 472-6980 OFFICE (253) 472-7149 FAX (253) 472-6879

C&C #545—KLAMATH FALLS 2805 MAYWOOD DR KLAMATH FALLS, OR 97603 (541) 884-8089 OFFICE (541) 883-3605 FAX (541) 883-3000	C&C #551—S. SEATTLE 1760 4TH AVE SOUTH SEATTLE, WA 98134 (206) 343-7158 OFFICE (206) 223-6314 FAX (206) 343-7156

C&C #546—EUREKA 6700 N HIGHWAY 101 EUREKA, CA 95503 (707) 443-2335 OFFICE (707) 443-1306 FAX (707) 443-2103	C&C #552—BELLINGHAM 405 OHIO STREET BELLINGHAM, WA 98225 (360) 676-8166 OFFICE (360) 733-9575 FAX (360) 676-7360

C&C #547—REDDING 1152 HARTNELL AVE. REDDING, CA 96002 (530) 223-0130 OFFICE (530) 223-3885 FAX (530) 223-0341	C&C #553—EVERETT 2917 CEDAR STREET EVERETT, WA 98201 (425) 339-6005 OFFICE (425) 258-6134 FAX (425) 339-2628

C&C #548—OLYMPIA 1010 FONES ROAD SE OLYMPIA, WA 98501 (360) 459-0058 OFFICE (360) 456-2122 FAX (360) 459-2820	C&C #554—NW PORTLAND 1420 NW 14TH AVE PORTLAND, OR 97209 (503) 221-8793 OFFICE (503) 223-9048 FAX (503) 221-1049

2

C&C #555—KENT 21504 84TH AVE. SOUTH KENT, WA 98032 (253) 872-7873 OFFICE (253) 872-0175 FAX (253) 872-7586	C&C #561—TUKWILA 230 ANDOVER PARK EAST TUKWILA, WA 98188 (206) 246-6017 (206) 246-2659 FAX

C&C #556—FEDERAL WAY 1628 SO. 344TH ST. FEDERAL WAY, WA 98003 (253) 925-0660 OFFICE (253) 925-0770 FAX (253) 925-0550	C&C #562—BALLARD 1155 NW BALLARD WAY SEATTLE, WA 98107 (206) 789-7242 (206) 789-8837 FAX

C&C #557—LYNNWOOD 6412 204TH ST. SW LYNNWOOD, WA 98036 (425) 672-1783 OFFICE (425) 672-2619 FAX (425) 672-1886	C&C #563—BREMERTON 335 N WYCOFF AVE. BREMERTON, WA 98312 (360) 377-8264 OFFICE (360) 478-7293 FAX (360) 377-8331

C&C #558—CLACKAMAS 15700 SE 82ND DRIVE CLACKAMAS, OR 97015 (503) 655-6128 OFFICE (503) 655-6217 FAX (503) 655-6045	C&C #564—BOISE 1700 W. SHORELINE DRIVE BOISE, ID 83702 (208) 338-0701 OFFICE (208) 338-0704 FAX (208) 338-0700

C&C #559—BELLEVUE 2208 136TH PLACE NE BELLEVUE, WA 98005 (425) 641-5956 OFFICE (425) 641-6001 FAX (425) 644-4638	C&C—CHICO #565 930 MANGROVE AVE CHICO, CA 95926 (530) 891-9140 (530) 891-9150 FAX

C&C #560—SACRAMENTO 1101 RICHARDS BLVD SACRAMENTO, CA 95814 (916) 441-1621 OFFICE (916) 441-1632 FAX (916) 441-1618	C&C #566—VANCOUVER 10611 NE 53RD STREET VANCOUVER, WA 98662 (360) 944-9261 OFFICE (360) 944-9398 FAX (360) 944-9199

C&C #567—OAKLAND 400 OAK STREET OAKLAND, CA 94607 (510) 251-9344 OFFICE (510) 251-9346 FAX (510) 251-9345

3

C&C #569—MODESTO 1217 10TH STREET MODESTO, CA 95354 (209) 526-3923 OFFICE (209) 526-3924 FAX (209) 526-3922	C&C #575—RICHLAND 1939 FOWLER STREET (509) 374-3906 (509) 374-3904 FAX (509) 374-3905

C&C #570—SAN FRANCISCO 880 HARRISON STREET SAN FRANCISCO, CA 94107 (415) 836-9296 OFFICE (415) 836-9297 FAX (415) 836-9295	C&C #576—SANTA ROSA 565 BARHAM AVENUE SANTA ROSA, CA 95404 (707) 543-5916 (707) 543-5949 FAX (707) 543-5844

C&C #571—SAN JOSE 1731 WEST SAN CARLOS ST SAN JOSE, CA 95128 (408) 971-2636 OFFICE (408) 971-2625 FAX (408) 971-2637	C&C #577—TIGARD 11745 SW PACIFIC HWY TIGARD, OR 97223-8421 (503) 639-3877 (503) 624-6547 FAX (503) 639-3226

C&C #572—YUBA CITY 717 COLUSA AVE YUBA CITY, CA 95991 (530) 751-7125 (530) 751-7363 FAX

C&C #573—SPOKANE 7630 N. DIVISION STREET SPOKANE, WA 99208-5614 (509) 489-8713 (509) 489-8734 FAX(509) 489-8800

C&C #574—YAKIMA 1406 E MEAD AVE UNION GAP, WA 98903-5996 (509) 248-9391 (509) 248-9392 FAX (509) 248-9390

4

EXHIBIT B

Privileged and Confidential, Smart & Final Inc,

7-22-02

To:    John Aune, Chuck Pilliter, Dan Harkins

From:    Keith Miller

Re:    Cost Audit Format

I have been engaged by Smart & Final to perform the audit of product costs for each of the proposals for the Cash & Carry supply business. Jim Burge sent me the cost information files from each of the companies. In order to ensure a smooth, fair, timely and accurate cost audit, Jim and I want to be certain each company is following consistent guidelines for the cost audit/comparison sample.

Please review the guidelines. If you have questions, contact me at 503-515-8504 or email at KeithAM19@msn.com.

For purposes of the audit, our understanding is “Dead Net” cost is defined as the following:

Mfg. List Cost

Plus: Freight Charge or Plus Backhaul Charge

Less: Freight Allowance or Backhaul Allowance

Less: Truckload Allowance or Bracket Allowance

Less: Freight Cash Discount

Equals: Delivered Cost

Less: Cash Discount

Less: Temporary Off Invoice Allowance

Less: Performance Allowance (Bill-back or Off Invoice)

Less: Other Discounts and Allowances

Less: Swells Allowance

Less: Corporate Discounts and Accruals

Less: Other Product Accruals (Corporate, Regional or Local)

Equals: Dead Net Cost

It would be very helpful if you could send a “Dead Net” cost file as soon as possible, with columns for each of the applicable cost elements listed above. Separate meat and produce into a separate file from all other items and sort by UPC sequence.

We recognize that not all cost elements will be available on all items, so list those that apply.

Accurate reporting of this information for the sample cost audit/comparison will facilitate an accurate and timely completion to the phase of your proposal to Smart & Final.

c.    Marty Lynch

EXHIBIT C

SMART&FINAL

SERVICE FEE SCHEDULE

Final Version

Smart&Final

Service Fee Schedule

*

Service Fee Base Rate Ranges (Delivery Fee Separate)

		$**	$**	$**	$**	$**	<
	>	—	—	—	—	—	$**
	$**	$**	$**	$**	$**	$**	*
Core Categories	**%	**%	**%	**%	**%	**%	Multi-Store/ Co-Op Pricing
Cigarettes	**%	**%	**%	**%	**%	**%
Meat	**%	**%	**%	**%	**%	**%	**%
Produce	**%	**%	**%	**%	**%	**%	TBD

✓	Minimum purchases levels to be met:

>>	Proposal requires minimum purchases to be greater than $**

>>	Total Meat purchases must be greater than $** or **%, whichever is greater.

>>	Total Produce purchases must be greater than $** or **%, whichever is greater.

[**]	=Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

OPTIONAL SERVICES

SERVICE	ANNUAL CHARGE

Order Transmission Units (98MS188’s, 7 Telxons @$45/week)	$ **

Electronic File Loads ($250/week)	$ **

I.S. Assistance	$ ** *

Accounting Services	$ **

In-Store Security	$ ** *

Bill-through/DSD payments to S&F	$ **

Human Resources	$ ** *

Long-Distance Phone (as used)	$ **

(Note Included: Dedicated Institutional Buyer, Transportation Cube Assessment, Transportation—Additional Deliveries)

*	Commencing on the first anniversary of the Supply Agreement, and annually thereafter, Supplier may increase these charges 3% per annum.

[**]	=Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
33531	S.E.Portland
	grocery		2130-2330		2130-2330		1700-1900
	gm				2130-2330
	frozen		0200-0400	2100-2300			0300-0500
	deli		2200-0001		2300-0100		2200-0001
	produce		2200-0001	2200-0001	2300-0100	2300-0100	2200-0001
33532	Salem							0100-0300
	grocery		0200-0400	1700-1900				0100-0300
	gm			1700-1900
	frozen		0200-0400		0001-0200		0001-0200
	deli		0200-0400		0001-0200		0001-0200
	produce		0200-0400		0001-0200		0001-0200	0300-0500
33533	Eugene
	grocery		2200-0001		2200-0001		2200-0001
	gm		2200-0001				2200-0001
	frozen			0400-0600			0300-0500
	deli			0400-0600			0500-0700	0500-0700
	produce		0500-0700	0400-0600	0400-0600		0500-0700	0500-0700
33534	Medford
	grocery		1700-1900		1800-2000		1900-2100
	gm						1900-2100
	frozen		1700-1900				1900-2100
	Deli		1700-1900		1800-2000		1900-2100
	produce		0300-0600		0300-0600		0300-0600
33535	Warrenton
	grocery				0500-0700			0500-0700
	gm				0500-0700			0500-0700
	frozen			0700-0900			0830-1030
	deli			0500-0700			0830-1030
	produce		0900-11000		0500-0700			0500-0700
33536	Gresham
	grocery		2000-2200		1700-1900		2300-0100

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
	gm		2000-2200				2300-0100
	frozen			0400-0600			040-0600
	deli				2100-2300		0100-0300	0400-0600
	produce		0400-0600		2100-2300		0100-0300	0400-0600
33537	Delta Park
	grocery			0100-0300		0001-0200	1730-1930
	gm			0100-0300		0001-0200	1730-1930
	frozen			0100-0300			0500-0700
	deli		2300-0100				0001-0200
	produce		2300-0100			0001-0200		0500-0700
33538	Coos Bay
	grocery			1800-2000			1900-2100
	gm			1800-2000			1900-2100
	frozen			0700-0900			0600-0800
	deli			0700-0900			0200-0400
	produce		0400-0600		0500-0700		0200-0400
33539	Pendleton
	grocery		0600-0800			0600-0800
	gm					0600-0800
	frozen		0600-0800			0600-0800
	deli		0600-0800			0600-0800	0500-0700
	produce		0600-0800			0600-0800	0500-0700
33540	Aloha
	grocery		1930-2130		1830-2030		1900-2100
	gm		1930-2130				1900-2100
	frozen	2200-0001			0001-0200		0001-0200
	deli			0001-0200		0200-0400		0001-0200
	produce	2200-0001		0200-0400	0001-0200	0200-0400	0001-0200	0001-0200
33541	Newport
	grocery			0001-0200			1900-2100
	gm			0001-0200			1900-2100
	frozen			0001-0200			0500-0700
	deli			0001-0200			0500-0700
	produce		0600-0800		0700-0900		0500-0700

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
33542	Kelso
	grocery		0300-0500			0130-0330
	gm		0300-0500			0130-0330
	frozen		0300-0500			0130-0330
	deli		0300-0500		0300-0500		0900-1100
	produce		0300-0500		0300-0500		0900-1100
33543	Bend
	grocery			2000-2200		2300-0100		0500-0700
	gm			2000-2200		2300-0100		0500-0700
	frozen		0400-0600			0400-0600
	deli		0500-0700			0400-0600
	produce		0500-0700		0500-0700	0400-0600		0500-0700
33544	The Dalles
	grocery		0700-0900				0200-0400
	gm		0700-0900				0200-0400
	frozen		0700-0900			0700-0900
	deli		0700-0900			0700-0900	0300-0500
	produce		0700-0900			0700-0900	0300-0500
33545	K-Falls
	grocery		0800-1000			0800-1000
	gm		0800-1000
	frozen		0800-1000			0700-0900
	deli		0800-1000			0700-0900
	produce		0800-1000		0600-0800			1000-1200
33546	Eureka
	grocery		1200-1400		1300-1500		1400-1600
	gm		1200-1400		1300-1500		1400-1600
	frozen		1200-1400		1300-1500		1400-1600
	deli		1200-1400		1300-1500		1400-1600
	produce			1300-1500		1000-1200		1000-1200
33547	Redding
	grocery			1200-1400		1300-1500		1200-1400
	gm			1200-1400		1300-1500		1200-1400
	frozen			1200-1400		1300-1500

3

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
	deli			1200-1400		1300-1500		1200-1400
	produce			1200-1400		1300-1500		1200-1400
33548	Olympia
	grocery	0300-0600		0130-0330		0400-0600
	gm	0300-0600		0130-0330		0400-0600
	frozen		0500-0700			0400-0600
	deli	2300-0100			0400-0600		0400-0600
	produce	2300-0100			0400-0600		0400-0600	0400-0600
33549	N. Seattle
	grocery	0600-0800				0130-0330
	gm	0600-0800				0130-0330
	frozen		0900-1100			0500-0700
	deli		0900-1100		0500-0700		0700-0900
	produce		0900-1100		0500-0700		0700-0900	0600-0800
33550	Tacoma
	grocery		2100-2300	2200-0001			0001-0200	1800-2000
	gm			2200-0001			0001-0200	1800-2000
	frozen		0600-0800		0400-0600		0400-0600
	deli		0001-0200		0400-0600		0400-0600	0430-0630
	produce		0001-0200	0100-0300	0400-0600		0400-0600	0430-0630
33551	So. Seattle
	grocery	2000-2200		0200-0400/2000-2200		0300-0500/2000-2200
	gm	2000-2200		0200-0400/2000-2200		0300-0500/2000-2200
	frozen		0400-0600		0500-0700		0500-0700
	deli		0001-0200		0500-0700		0400-0600
	produce		0001-0200	0200-0400	0500-0700		0400-0600	0600-0800
33552	Bellingham
	grocery				2300-0100			1900-2100
	gm				2300-0100			1900-2100
	frozen		0300-0600		0700-0900		0700-0900
	deli		0300-0600		0700-0900		0700-0900
	produce		0300-0600		0700-0900		0700-0900
33553	Everett
	grocery				0200-0400	2200-0001		2100-2300

4

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
	gm				0200-0400	2200-0001		2100-2300
	frozen		0700-0900		0200-0400		0700-0900
	deli		0700-0900		0600-0800		0700-0900	0800-1000
	produce		0700-0900		0600-0800		0700-0900	0800-1000
33554	NWPortland
	grocery		2000-2200		2000-2200		2000-2200
	gm		2000-2200		2000-2200		2000-2200
	frozen			0500-0700			0500-0700
	deli			0001-0200	2200-0001			0001-0200
	produce				2200-0001			0001-0200
33555	Kent
	grocery				2100-2300			0800-1000
	gm				2100-2300			0800-1000
	frozen		0800-1000			1000-1200
	deli		0001-0200		0600-0800			0800-1000
	produce		0001-0200		0600-0800		0400-0600
33556	Fed Way
	grocery	0600-0800			1900-2100
	gm	0600-0800			1900-2100
	frozen		0500-0700			0400-0600
	deli		0300-0600		0600-0800			0600-0800
	produce		0300-0600		0600-0800		0700-0900	0600-0800
33557	Lynwood
	grocery	0500-0700			2200-0001
	gm	0500-0700			2200-0001
	frozen		0700-0900		0200-0400		0500-0700
	deli		0500-0700		0200-0400		0500-0700
	produce		0500-0700		0200-0400		0500-0700	0700-0900
33558	Clackamas
	Grocery		2000-2200		2000-2200		2300-0100
	Gm		2000-2200				2300-0100
	Frozen		0300-0500				0200-0400
	Deli		0100-0300		2100-2300			0400-0600
	Produce		2200-0001		2100-2300			0400-0600

5

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
33559	Bellevue
	Grocery		0600-0800		0500-0700		0100-0300
	Gm				0500-0700		0100-0300
	Frozen		0800-1000			0800-1000
	Deli		0600-0800		0800-1000			0600-0800
	produce		0600-0800	0600-0800	0800-1000		0600-0800	0600-0800
33561	Tukwila
	grocery				0400-0600			0001-0200
	gm				0400-0600			0001-0200
	frozen		0700-0900			0400-0600
	deli		0400-0600		0400-0600			0001-0200
	produce		0400-0600		0400-0600			0001-0200
33562	Ballard
	grocery				0500-0700			0600-0800
	gm				0500-0700			0600-0800
	frozen		0500-0700			0700-0900
	deli		0500-0700		0500-0700			0600-0800
	produce		0500-0700		0500-0700			0600-0800
33563	Bremerton
	grocery				0600-0800			0600-0800
	gm				0600-0800			0600-0800
	frozen		1000-1200		0600-0800		0800-1000
	deli		0700-0900		0600-0800		0800-1000
	produce		0700-0900		0600-0800		0800-1000
33564	Boise
	grocery		0900-1100			0900-1100
	gm		0900-1100
	frozen		0900-1100			0900-1100
	deli		0900-1100		1000-1200		1000-1200
	produce		0900-1100		1000-1200		1000-1200
33566	Vancouver
	grocery			0200-0400		0200-0400		0200-0400
	gm			0200-0400		0200-0400		0200-0400
	frozen						0200-0400

6

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
	deli		0200-0400		0200-0400		0200-0400
	produce		0200-0400		0200-0400		0200-0400	0100-0300
33577	Tigard
	grocery		2300-0100		2300-0100		2300-0100
	gm		2300-0100		2300-0100		2300-0100
	frozen			0300-0500			0300-0500
	deli			0300-0500		0300-0500		0300-0500
	produce		0300-0500		0300-0500		0300-0500
33573	Spokane
	grocery		1200-1400		1200-1400		1200-1400
	gm		1200-1400		1200-1400		1200-1400
	frozen		1200-1400		1200-1400
	deli		1200-1400		1200-1400		1200-1400
	produce		1200-1400		1200-1400		1200-1400
33574	Yakima
	grocery		0800-1000		0800-1000		0800-1000
	gm		0800-1000		0800-1000		0800-1000
	frozen		0800-1000		0800-1000
	deli		0800-1000		0800-1000		0800-1000
	produce		0800-1000		0800-1000		0800-1000
33575	Richland
	grocery		0900-1100		0900-1100		0900-1100
	gm		0900-1100		0900-1100		0900-1100
	frozen		0900-1100		0900-1100
	deli		0900-1100		0900-1100		0900-1100
	produce		0900-1100		0900-1100		0900-1100
33560	Sacramento
	grocery		1700-1900		1700-1900	1700-1900	1700-1900
	gm		1700-1900		1700-1900	1700-1900	1700-1900
	frozen			1700-1900	1700-1900		1700-1900
	deli		1700-1900		1700-1900		1700-1900
33565	Chico
	grocery			1600-1800		1600-1800		1600-1800
	gm			1600-1800		1600-1800		1600-1800

7

Account #	Store	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
	frozen			1600-1800		1600-1800		1600-1800
	deli			1600-1800		1600-1800		1600-1800
33567	Oakland
	grocery		2200-0001		2200-0001		2200-0001
	gm		2200-0001		2200-0001		2200-0001
	frozen		2200-0001		2200-0001		2200-0001
	deli		2200-0001		2200-0001		2200-0001
33569	Modesto
	grocery			0300-0500		0300-0500		0300-0500
	gm			0300-0500				0300-0500
	frozen			0300-0500				0300-0500
	deli			0300-0500				0300-0500
33570	San Fran
	grocery			0100-0300			0100-0300
	gm			0100-0300			0100-0300
	frozen			0100-0300			0100-0300
	deli			0100-0300			0100-0300
33571	San Jose
	grocery		2000-0001		2000-0001		2000-0001
	gm		2000-0001		2000-0001		2000-0001
	frozen		2000-0001				2000-0001
	deli		2000-0001				2000-0001
33572	Yuba City
	grocery		1800-2000			1800-2000
	gm		1800-2000			1800-2000
	frozen		1800-2000			1800-2000
	deli		1800-2000			1800-2000
33576	Santa Rosa
	grocery				0500-0700			0500-0700
	gm				0500-0700			0500-0700
	frozen				0500-0700			0500-0700
	deli				0500-0700			0500-0700

8

EXHIBIT F

UWG reports

Reports—current	Notes
Stock Status Report as currently produced
Future Ship Report with changes to include both OMNI and Marwood items	Currently separate report
Quarterly/Yearly Item purchase reports with vendor info with changes to include OMNI and Marwood items	Currently separate report
Daily/Weekly item out report.
Weekly Service Level report by department, buyer, and item combining OMNI and Marwood items and totals as is being developed
New/Discontinued Item report
Dairy quarterly/YTD purchase report by item, store and total
Dairy report for DSD gallon milk by store by item
Weekly DARTS/credits issued reports
Keep track reports
Top 40 HQ detail C&C sales-Shows C&C purchases by department against UWG projections weekly and YTD
Hot Sheet Tracker—Shows performance of ad items actual to committed	In development. Measure

Reports to develop for contract compliance
Compliance report as required in sect. 3B. Should be generated monthly and include current month and YTD numbers

Reports to develop for cost control better management
Weekly/YTD truck cube report
Weekly/YTD delivery time report
Delivery schedules
Quarterly report showing all items by department that Unified considers Cash&Carry Unique
Quarterly Special order report with movement by store, cost, vendor

Electronic files & downloads—current
Electronic invoices
Electronic statement file
Electronic payment
SFI/UWG item cross reference file	We send this, which UW
Weekly item info verify file
Daily item file
Weekly cost verify reports
Daily electronic item deal information
Daily item cost file	Needs to be changed to

Electronic flies & downloads to develop
Cost feeds and verification on special order items

Financial Reports as provided In Section 15 of the Agreement.

[SMART & FINAL LETTERHEAD]

Donald G. Alvarado Senior Vice President General Counsel (323) 869-7697	600 Citadel Drive Commerce, California 90040 Telefax (323) 869-7862 don.alvarado@smartandfinal.com

May 14, 2003

Robert M. Ling, Jr.

Unified Western Grocers, Inc.

5200 Sheila Street

Commerce, CA 90040

Re: Supply Agreement Between Unified Western Grocers, Inc. and Smart & Final Oregon, Inc.

Dear Bob:

This letter will confirm the mutual understanding of the parties with respect to the obligations of Smart & Final Oregon, Inc. and Smart & Final Stores Corporation under the supply agreement.

As I have represented to you, Smart & Final Stores Corporation owns all of the outstanding stock of Smart & Final Oregon, Inc., and although Smart & Final Oregon, Inc. will be the contracting party under the supply agreement, since all of its stock is held by Smart & Final Stores Corporation, the full faith and credit of Smart & Final Stores Corporation stands behind the supply agreement as it has since 1998.

This will also serve to confirm that I have the authority of the Board of Directors of Smart & Final Stores Corporation to provide you with this representation.

Sincerely,

/s/ DONALD G. ALVARADO
Donald G. Alvarado

TERMINATION AGREEMENT

This termination agreement (“Agreement”) is made and entered into as of this 14 day of May, 2003 by and between Smart & Final Stores Corporation, a California corporation (“SFI”), and Unified Western Grocers, Inc., a California corporation (“UWG”).

R E C I T A L S

A. SFI and Certified Grocers of California, Ltd. (“Certified”) are parties to an agreement to sell and purchase real property and escrow instructions dated September 12, 1997, as amended by a first amendment thereto dated as of April 6, 1998 (collectively, the “Purchase Agreement”).

B. Section 8.1.2 of the Purchase Agreement granted Certified a right of first refusal (the “Right of First Refusal”) to sublease from SFI certain space in the property (the “Property”) described in Exhibit “A” attached hereto on the terms set forth in the Purchase Agreement.

C. Section 8.1.3 of the Purchase Agreement granted Certified a one-time option (the “Option”) to purchase the Property described in Exhibit “A” attached hereto from SFI on the terms set forth in the Purchase Agreement.

D. UWG is the successor to Certified under the Purchase Agreement.

E. The Property also is subject to a right of first refusal to purchase said land (the “Deed Restriction”) as contained in a deed from Central Manufacturing District, Inc. to Certified. recorded in the official records of Los Angeles County, California on March 3, 1950 as Instrument No. 1484.

F. Smart & Final Oregon, Inc. (“SFI Oregon), an affiliate of SFI, and UWG are parties to a supply agreement of even date (the “Supply Agreement”), pursuant to which UWG has agreed to supply various food, dry goods and support services to SFI Oregon. In connection with the execution of the Supply Agreement, UWG and SFI Oregon have agreed that the Right of First Refusal and the Option contained in the Purchase Agreement shall be terminated on the terms set forth below, and that UWG will indemnify SFI and hold it harmless from the Deed Restriction.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Termination of Right of First Refusal.    The parties hereby terminate the Right of First Refusal granted to Certified pursuant to Section 8.1.2 of the Purchase Agreement, and agree that any and all rights of first refusal to lease space in the Property hereby are terminated.

2.    Termination of Option.    The parties hereby terminate the Option granted to Certified pursuant to section 8.1.3 of the Purchase Agreement, and agree that any and all options to acquire or repurchase the Property hereby are terminated.

3.  Indemnification with Respect to Deed Restriction.    UWG hereby agrees fully and forever to indemnify, defend and hold harmless SFI from and against any and all claims, demands, damages, losses, liabilities, actions, causes of action, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys’ fees) arising out of, related to, or connected with any and all claims which may be made by Central Manufacturing District, Inc. or its successor under the Deed Restriction.

4.  Payment in Lieu of Extension of Supply Agreement.    In consideration of termination of the Right of First Refusal, termination of the Option, and the indemnification with respect to the Deed Restriction, and provided that the Supply Agreement still is in full force and effect and UWG is not in default thereunder, SFI agrees that in the event SFI Oregon does not exercise the first of its two successive one-year options to extend the term of the Supply Agreement as provided in Section 7 of the Supply Agreement, then within thirty (30) days after the termination of the initial term of the Supply Agreement, SFI will pay UWG ** Dollars ($**). In addition, if SFI Oregon exercises its first one-year option to extend the term of the Supply Agreement, but does not exercise its second one-year option to extend the term of the Supply Agreement as provided in Section 7 of the Supply Agreement, then within thirty (30) days after expiration of the extended term of the Supply Agreement, SFI will pay UWG the sum of ** Dollars ($**). In the event SFI Oregon exercises both options to extend the term of the Supply Agreement, then no payments will be due to UWG pursuant to this section.

5.  Entire Agreement; Modification.    This Agreement, including all exhibits, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No supplement, modification or amendment of this Agreement shall be effective unless executed in writing by all of the parties hereto.

6.  Further Assurance.    Each party agrees that upon the request of the other it will, from time to time, execute and deliver to such other party all such instruments and documents of further assurance or otherwise, and will do any and all such acts and things, as reasonably may be required to carry out the obligations of such party hereunder and consummate the transactions contemplated hereby.

7.  Headings.    The headings of this Agreement are included for purposes of reference and convenience only and shall not limit or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

8.  Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

9.  Successors and Assigns.    This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

[**]	= Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

2

10.  Severability.    In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

11.  Attorneys’ Fees.    In the event of the brining of any action by either party hereto against the other party arising out of this Agreement, the party who is determined to be the prevailing party shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys’ fees.

12.  Governing Law.    This Agreement shall be governed by and construed under the law of the State of California, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SMART & FINAL STORES CORPORATION a California corporation (“SFI”)

By:	/s/ ROSS E. ROEDER
Its: CEO

UNIFIED WESTERN GROCERS, INC. a California corporation (“UWG”)

By:	/s/ ALFRED PLAMANN
Its: CEO

3

STATE OF CALIFORNIA	)
)
COUNTY OF LOS ANGELES	)

ON MAY 14, 2003 BEFORE ME, SARA ALVAREZ, NOTARY PUBLIC, PERSONALLY APPEARED ROSS E. ROEDER, PERSONALLY KNOWN TO ME TO BE THE PERSON WHOSE NAME IS SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME IN HIS AUTHORIZED CAPACITY AND THAT BY HIS SIGNATURE ON THE INSTRUMENT THE PERSON OR THE ENTITY UPON BEHALF OF WHICH THE PERSON ACTED, EXECUTED THE INSTRUMENT.

WITNESS my hand and official seal.

/s/ SARA ALVAREZ	[NOTARY STAMP]
SARA ALVAREZ, NOTARY PUBLIC

My Commission expires on: October 31, 2006

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On May 14, 2003 before me, Sossi A. Andonian

personally appeared Alfred A. Plamann

Personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal

/s/ SOSSI A. ANDONIAN

EXHIBIT “A”

NEW LOT A:

THOSE PORTIONS OF LOTS 72 AND 73 OF THE RANCHO LAGUNA, SO-CALLED IN THE RANCHO SAN ANTONIO, IN THE CITY OF COMMERCE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON THE MAP FILED AS “EXHIBIT A” IN SUPERIOR COURT, CASE NO. B25296, A CERTIFIED COPY OF WHICH IS RECORDED IN BOOK 6387 PAGE 1, ET SEQ., OF DEEDS, IN THE OFFICE OF THE COUNTY RECORDER OF LOS ANGELES COUNTY, STATE OF CALIFORNIA, AND THAT PORTION OF CANFIELD AVENUE, VACATED BY ORDER OF THE BOARD OF SUPERVISORS OF SAID COUNTY, A COPY OF WHICH ORDER IS RECORDED IN BOOK 10430 PAGE 32, OFFICIAL RECORDS, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SHEILA STREET, AS DESCRIBED IN THE DEED TO THE COUNTY OF LOS ANGELES, RECORDED IN BOOK 3792 PAGE 28, OFFICIAL RECORDS OF SAID COUNTY, DISTANT SOUTH 67° 42’ 45” EAST 736.76 FEET THEREON FROM THE INTERSECTION OF SAID SOUTHERLY LINE WITH THE SOUTHERLY PROLONGATION OF THE WESTERLY LINE OF TRACT NO. 9937, AS PER MAP RECORDED IN BOOK 139 PAGE 60 OF MAPS, RECORDS OF SAID COUNTY; THENCE ALONG SAID SOUTHERLY LINE SOUTH 67° 42’ 45” EAST, 758.37 FEET TO THE SOUTHWESTERLY LINE OF EASTERN AVENUE, AS DESCRIBED IN THE DEED TO THE COUNTY OF LOS ANGELES, RECORDED IN BOOK 10624 PAGE 172, OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG SAID SOUTHWESTERLY LINE SOUTH 41° 22’ 00” EAST 21.51 FEET; THENCE CONTINUING ALONG SAID SOUTHWESTERLY LINE SOUTH 15° 01’ 05” EAST, 529.17 FEET TO THE BEGINNING OF A TANGENT CURVE THEREIN, CONCAVE WESTERLY, AND HAVING A RADIUS OF 400 FEET; THENCE, SOUTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 37° 18’ 15”, 260.43 FEET; THENCE ALONG THE WESTERLY LINE OF SAID EASTERN AVENUE SOUTH 22° 17’ 10” WEST, 298.04 FEET TO THE SOUTHERLY LINE OF SAID LOT 72; THENCE ALONG SAID SOUTHERLY LIEN AND THE WESTERLY PROLONGATION THEREON AND THE SOUTHERLY LINE OF SAID LOT 73 NORTH 67° 42’ 45” WEST, 1180.20 FEET TO A LINE PARALLEL WITH AND 167.34 FEET NORTHWESTERLY OF THE NORTHWESTERLY LINE OF THAT CERTAIN PROPERTY CONVEYED TO CERTIFIED GROCERS OF CALIFORNIA, LTD., BY THE DEED RECORDED IN BOOK 23433 PAGE 357; OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID LOS ANGELES COUNTY; THENCE ALONG SAID PARALLEL LINE NORTH 22° 17’ 15” EAST 970.91 FEET TO THE POINT OF BEGINNING.

EXCEPT ALL OIL, GAS AND OTHER PETROLEUM OR MINERAL SUBSTANCES CONTAINED IN SAID LAND BUT WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED BY CHANSLOR-CANFIELD MIDWAY OIL COMPANY, A CORPORATION, RECORDED DECEMBER 24, 1943 IN BOOK 20565 PAGE 1, ET SEQ., OF OFFICIAL RECORDS.

CONTAINING 1,033,675 SQUARE FEET MORE OR LESS

EXHIBIT “A”

MUTUAL RELEASE

This mutual release (“Mutual Release”) is made and entered into as of the 16th day of May, 2003 by and between Unified Western Grocers, Inc., a California corporation (“Supplier”), and Smart & Final Oregon, Inc., an Oregon corporation (“Company”).

R E C I T A L S

A.  In May 1998, Smart & Final Inc. (“SFI”) and United Grocers, Inc. (“United Grocers”) entered into an asset purchase agreement pursuant to which, among other things, SFI acquired certain stores and assets from United Grocers. In connection therewith, SFI and United Grocers also entered into a supply agreement (the “Original Supply Agreement”) dated as of May 15, 1998, pursuant to which United Grocers supplied various food products, dry goods and support services to SFI. Supplier is the successor to United Grocers under the Original Supply Agreement, and has assumed and performed all of the obligations and duties, and obtained all of the benefits, of United Grocers under the Original Supply Agreement. Company is the successor to SFI under the Original Supply Agreement, and has assumed and performed all of the obligations and duties, and obtained all of the benefits, of SFI under the Original Supply Agreement.

B.  Supplier and Company now intend to enter into a new supply agreement (the “New Supply Agreement”) which will become effective on May 16, 2003, and in connection therewith desire to waive and release any and all claims (other than claims arising from third party claims as described in section 3) which either party or their predecessors in interest had, now have, or hereafter can, shall or may have against the other relating in any way to the Original Supply Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the parties agree as follows:

1.  Effective upon execution of the New Supply Agreement, Supplier, on its behalf and on behalf of United Grocers and their respective officers, directors, employees and agents, hereby releases Company and SFI, and their respective officers, directors, employees and agents, of and from any and all damages, claims, demands, causes of action, obligations and liabilities, known or unknown, of every kind and nature, which Supplier or United Grocers had or now have or hereafter can, shall or may have against Company and SFI relating in any way to the Original Supply Agreement or the obligations of the parties with respect thereto.

2.  Effective upon execution of the New Supply Agreement, Company, on its behalf and on behalf of SFI and their respective officers, directors, employees and agents, hereby releases Supplier and United Grocers, and their respective officers, directors, employees and agents, of and from any and all damages, claims, demands, causes of action, obligations and liabilities, known or unknown, of every kind and nature, which Company or SFI had or now have or hereafter can, shall or may have against Supplier and United Grocers relating in any way to the Original Supply Agreement or the obligations of the parties with respect thereto.

3.  Notwithstanding the foregoing, the releases contained in this Agreement shall not apply to any claims for contractual or equitable indemnity or for contribution based upon claims made by third parties.

4.  The parties acknowledge that they are familiar with the provisions of section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The parties each hereby expressly waive any and all rights and benefits conferred upon them by section 1542 of the California Civil Code with respect to those claims, whether known or unknown, which are the subject of this Mutual Release.

5.  The parties represent that in signing this Mutual Release, they do so with full knowledge of any and all rights which they may have, and they do not rely and have not relied upon any representations of the other party, or its officers, agents or representatives, with regard to any of their rights or asserted rights, and each party hereby assumes the risk of any mistake of fact in connection with the true facts involved or with regard to any facts which are now unknown to them. The parties further represent that they have consulted and secured independent legal advice and consultation in connection with this Mutual Release and any rights which they may be relinquishing.

6.  This Mutual Release may be executed in counterparts.

7.  This Mutual Release shall be construed in accordance with, and shall be governed by, the laws of the State of California.

8.  This Mutual Release shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

9.  In the event of the bringing of any action by either party hereto against the other arising out of this Mutual Release or the subject matter hereof, the party who is determined to be the prevailing party shall be entitled to recover from the other party all costs and expenses of suit, including reasonable attorneys’ fees.

2

IN WITNESS WHEREOF, the parties have executed this Mutual Release as of the date first set forth above.

SMART & FINAL OREGON, INC. an Oregon corporation (“Company”)

By:	/s/ ROSS E. ROEDER
Its: CEO

UNIFIED WESTERN GROCERS, INC. a California corporation (“Supplier”)

By:	/s/ ALFRED PLAMANN
Its: CEO

3